UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2019

Tallgrass Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas		66211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On March 11, 2019, pursuant to the terms of the previously announced definitive purchase agreement (the “Purchase Agreement”), dated January 30, 2019, entered into among acquisition vehicles controlled by affiliates of Blackstone Infrastructure Partners (“BIP” and, such acquisition vehicles, collectively, the “Sponsor Entities”), affiliates of Kelso & Co., affiliates of The Energy & Minerals Group, Tallgrass KC, LLC, an entity owned by certain members of TGE’s management, and the other sellers named therein (collectively, the “Sellers”), the Sponsor Entities acquired from the Sellers (i) 100% of the membership interests in Tallgrass Energy GP, LLC (“TGE GP”), the general partner of Tallgrass Energy, LP (“TGE”), (ii) 21,751,018 Class A shares representing limited partner interests (“Class A shares”) in TGE, (iii) 100,655,121 units representing limited liability company interests (“TE Units”) in Tallgrass Equity, LLC, a controlled subsidiary of TGE (“TE”), and (iv) 100,655,121 Class B shares representing limited partner interests (“Class B shares”) in TGE, in exchange for aggregate consideration of $3,213,161,149 in cash, which was paid to the Sellers (the “Acquisition”). The TE Units and Class B shares acquired by the Sponsor Entities are exchangeable for an equivalent number of Class A shares on the terms and subject to the conditions set forth in the Second Amended and Restated Limited Liability Company Agreement of TE, dated May 12, 2015, and the Second Amended and Restated Agreement of Limited Partnership of TGE, dated July 1, 2018. Certain subsidiaries of Enagás S.A., a Spanish public company (“Enagás”), and Jasmine Ventures Pte. Ltd. (“GIC Investor”), an affiliate of GIC Special Investment Pte. Ltd. (“GIC SI”), the infrastructure and private equity arm of GIC Pte. Ltd., Singapore’s sovereign wealth fund, have indirect limited partner interests in the Sponsor Entities.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the closing of the Blackstone Acquisition (the “Closing”), certain of the Sellers assigned to the Sponsor Entities their respective registration rights under that certain Registration Rights Agreement, dated May 12, 2015 (the “ Original Registration Rights Agreement”), by and among TGE and each of the holders of registration rights named therein, with respect to the Class A shares purchased directly by the Sponsor Entities and the Class A shares issuable upon exchange of the TE Units and Class B shares purchased by the Sponsor Entities pursuant to the Purchase Agreement. Immediately following the Closing, TGE, the Sponsor Entities and certain members of TGE’s management entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which TGE agreed to register the resale of any Class A shares held by the Sponsor Entities, such members of TGE’s management or any of their permitted transferees, including those Class A shares issuable upon the exchange of the TE Units and Class B shares acquired by the Sponsor Entities pursuant to the Acquisition and by such members of TGE’s management upon redemption from Tallgrass KC, LLC, under certain circumstances (such Class A shares, the “Registrable Securities”).

The circumstances under which TGE is obligated to register the resale of Registrable Securities pursuant to the Amended and Restated Registration Rights Agreement are substantially similar to the circumstances under which TGE was obligated to register the resale of Class A shares issuable upon the exchange of TE Units and Class B shares by the Sellers party to the Original Registration Rights Agreement prior to the Closing. Additionally, the terms of the Amended and Restated Registration Rights Agreement relating to the payment of expenses associated with such registrations and resales are substantially similar to such terms of the Original Registration Rights Agreement.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 11, 2019, in connection with the Acquisition, TGE, TGE GP, TE and Tallgrass Energy Holdings, LLC (“TEH”) agreed to terminate that certain Omnibus Agreement entered into on May 12, 2015. Additionally, on March 11, 2019, in connection with the Acquisition, Tallgrass Energy Partners, LP, Tallgrass MLP GP, LLC, TE and TEH agreed to terminate that certain Omnibus Agreement entered into on May 17, 2013.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 11, 2019, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm of TGE and its subsidiaries. PwC’s resignation resulted from its determination that, following the

Acquisition, PwC no longer satisfies the independence requirement for continuing as TGE’s independent registered public accounting firm. Following the Acquisition, the Sponsor Entities own a 100% membership interest in TGE GP and an approximate 43.7% economic interest in TGE.

The reports of PwC on the financial statements of TGE and its subsidiaries for the fiscal years ended December 31, 2018 and 2017 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2018 and 2017 and subsequent interim period through March 11, 2019, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to PwC’s satisfaction would have caused them to make reference thereto in their report on the financial statements for such years, nor were there any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

TGE has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated March 11, 2019, is filed as Exhibit 16.1 to this Current Report.

TGE will file a Current Report on Form 8-K with the Securities and Exchange Commission promptly following the engagement of a new independent registered public accounting firm.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Explanatory Note of this Current Report is incorporated herein by reference.

As a result of the Acquisition, Prairie GP Acquiror LLC (“GP Acquiror”), a Delaware limited liability company and one of the Sponsor Entities, acquired 100% of the limited liability company interests of TGE GP and, as a result, has the ability to control TGE’s management and operations and, subject to the Director Designation Agreement described below, appoint all of the members of the board of directors of TGE GP (the “Board”). Additionally, following the Closing, the Sponsor Entities collectively hold an approximate 43.7% economic interest in TGE, in the form of the Class A shares, TE Units and Class B shares they acquired pursuant to the Purchase Agreement. GIC SI and Enagás have indirect minority interests in TGE GP and the economic interest in TGE held by the Sponsor Entities following the Closing.

To fund $1,155 billion of the consideration, Prairie ECI Acquiror LP, Prairie VCOC Acquiror LP and Prairie Non-ECI Acquiror LP (the “Borrowers”), which are Sponsor Entities, entered into a Credit Agreement (the “Credit Agreement”) providing for a senior secured term facility, with Credit Suisse AG, as administrative agent and collateral agent, and the other lenders from time to time party thereto. The remainder of the consideration was funded through capital contributions from limited partners of BIP, investment funds by one or more funds affiliated with GIC SI and from certain subsidiaries of Enagás. To secure the obligations under the Credit Agreement, (i) the Borrowers, (ii) each direct parent company of the Borrowers (the “Parent Guarantors”) and (iii) Prairie GP Acquiror LLC and each direct or indirect wholly-owned U.S. subsidiary of each Borrower, excluding TGE GP and TGE and each of their respective direct and indirect subsidiaries and certain other excluded subsidiaries (the “Subsidiary Guarantors” and together with the Parent Guarantors, the “Guarantors”), have granted a lien in favor of the collateral agent in certain of their assets. Such assets include, but are not limited to, (i) a pledge of all equity interests of the Borrowers held by the Parent Guarantors and the applicable general partners of the Borrowers, (ii) a pledge of all of the equity interests of the Parent Guarantors and the Subsidiary Guarantors, (iii) a pledge of all of the equity interests of TGE GP and (iv) a pledge in all of the TE Units, GP Interests, Class A Shares and Class B Shares held by any Borrower or Guarantor on March 11, 2019 and any such units, interests or shares acquired by any of them thereafter, subject to certain exceptions. If an event of default occurs and is continuing under the Credit Agreement, the collateral agent may foreclose upon such equity interests in the exercise of remedies.

Subject to receipt of approval from the Committee on Foreign Investment in the United States (“CFIUS”) of the investment by GIC Investor in the Sponsor Entities, and subject to maintaining certain ownership thresholds in the Sponsor Entities, GIC Investor will have the ability to designate (i) one director to the Board who shall be entitled to serve on any committee of the Board on which any representative of certain funds affiliated with BIP (the “BIP Funds”) serves and (ii) one director or representative to any board or similar governing body of TGE, GP Acquiror, or any of their subsidiaries if such board or similar governing body includes a representative of the BIP Funds. Prior to such time as the investment by Enagás Holding USA, S.L.U. and Enagás U.S.A. LLC (together, “Enagás Investor”) receives approval from CFIUS, and for so long as Enagás Investor maintains certain ownership thresholds in the Sponsor Entities, Enagás Investor has the ability to designate (i) one director to the Board, (ii) one non-voting observer to the Board who shall be entitled to participate as a non-voting observer on any committee of the Board on which any representative of the BIP Funds serves, and (iii) one director or representative to any board or similar governing body of TGE, GP Acquiror or any of their subsidiaries if such board or similar governing body includes a representative of the BIP Funds.

Additionally, on January 30, 2019, the Sponsor Entities entered into a director designation agreement (the “Director Designation Agreement”) with David G. Dehaemers, Jr., pursuant to which, (i) following the Closing and through December 31, 2020, for so long as Mr. Dehaemers is a director of TGE GP, he will have the right to designate either William R. Moler, Gary J. Brauchle or Christopher R. Jones (to the extent such designee is still employed as an executive officer of TGE GP or Tallgrass Management, LLC (“Tallgrass Management”)) to serve as a director of TGE GP and (ii) following the Closing and for so long as Mr. Dehaemers is employed as the Chief Executive Officer of TGE GP, in the event all three independent directors as of immediately prior to Closing are removed from the Board, he will have the right to designate one individual to serve as an independent director of TGE GP (provided such individual satisfies applicable independence requirements).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

In connection with the Acquisition, upon the Closing, Frank J. Loverro, Stanley de J. Osborne, John T. Raymond and Jeffrey A. Ball resigned as directors of TGE GP. As a result of his resignation as a director of TGE GP, Mr. Ball also resigned as Chairman and member of the Audit Committee of the Board. The decision of each of Messrs. Loverro, Osborne, Raymond and Ball to resign as a director of TGE GP was not the result of any disagreement with TGE GP or TGE on any matter relating to the operations, policies or practices of TGE GP or TGE.

Mr. Dehaemers, Mr. Moler, Thomas A. Gerke, Roy N. Cook and Terrance D. Towner (collectively, the “Continuing Directors”) will continue to serve as directors of TGE GP. Mr. Cook has been appointed as Chairman of the Audit Committee of the Board.

Director Appointments

In addition, GP Acquiror, in its capacity as the sole member of TGE GP following the Closing, appointed Matthew J.K. Runkle, Wallace C. Henderson, Guy G. Buckley and Marcelino Oreja Arburua (collectively, the “New Directors”) as directors to fill the vacancies left by the resignation of Messrs. Loverro, Osborne, Raymond and Ball. The respective terms of the New Directors as directors began on March 11, 2019.

Mr. Arburua was designated for appointment to the Board of Directors of TGE GP by Enagás, pursuant to an equityholders agreement between certain of the Sponsor Entities and certain affiliates of BIP, Enagás and GIC Investor. The other New Directors were not elected pursuant to any arrangement or understanding with TGE or any affiliate of TGE. The New Directors have not engaged in any transactions with related persons of TGE as described in Item 404(a) of Regulation S-K of the Securities Act of 1933.

Mr. Runkle, age 40, is currently serving, and has served since October 2017, as a Managing Director at BIP. Prior to joining BIP, Mr. Runkle served from August 2002 to September 2017 as a Principal at ArcLight Capital Partners, LLC, where he sourced, executed and managed infrastructure investments across the midstream and power sectors. Mr. Runkle also served from July 2000 to July 2002 as an Analyst at the NorthBridge Group, where he provided strategic and management consulting to utility and energy companies. He holds a Bachelor’s degree in Geology and Geophysics from Yale University.

Mr. Henderson, age 57, is currently serving, and has served since January 2018, as a Senior Managing Director at BIP, where he is responsible for leading the group’s investment activities in the midstream sector. Prior to joining BIP, from May 2011 to December 2017, Mr. Henderson served in various roles at EIG Global Energy Partners, LLC, most recently as the Managing Director, Head of Midstream and member of the Executive Committee where he led the company’s global investment activities across all funds and vehicles in midstream energy infrastructure, including transport, processing and liquid natural gas. Prior to joining EIG, Mr. Henderson was a senior financial consultant to Coskata, Inc., an energy technology company, from May 2009 until May 2011. Mr. Henderson also spent five years with UBS where he ran the firm’s New York-based energy group and led capital-raising and advisory assignments for a wide range of energy companies and sponsors, including EIG. Prior to his role with UBS, Mr. Henderson served for 18 years as an energy investment banker at Credit Suisse, where he specialized in oil and gas project finance, corporate capital raising and mergers and acquisitions for large U.S. and Latin American oil companies. He served as a director of Southcross Energy Partners GP LLC, the general partner of Southcross Energy Partners, L.P., from August 2014 to November 2017. Mr. Henderson holds a Bachelor’s degree in Economics from Kenyon College and a Masters of Business Administration degree from Columbia University.

Mr. Buckley, age 58, is currently serving, and has served since March 2018, as a Senior Advisor at BIP. From 1989 to April 2017, he served in various roles at Spectra Energy Corp. and its predecessor companies, most recently as its Chief Development Officer. Mr. Buckley served as a director of DCP Midstream GP, LLC, the general partner of DCP Midstream, LP, from October 2014 to February 2017. From April 2017 to March 2018, Mr. Buckley served on the boards of two non-profits on which he continues to serve, Avondale House and Theater Under the Stars. He holds a Masters in Business Administration from Boston University and a Bachelor of Engineering in Mechanical Engineering from McGill University.

Mr. Arburua, age 50, is currently serving, and has served since September 2012, as the Chief Executive Officer and Managing Executive Director of Enagás. Between 1992 and 1997, he was General Secretary of the Spanish National Confederation of Young Entrepreneurs. He founded DEF-4 patents and trademarks, which he sold to Garrigues Andersen in 1997, becoming its General Director. Among other senior positions, he was the International Director of Aldeasa, General Director of EMTE and, after the company’s merger with COMSA, General Director of COMSA EMTE. He also served as President of FEVE, a Spanish railway company. From 2002 to 2004, he was a Member of the European Parliament. Currently, in addition to his executive positions in Enagás, he is a Trustee of the Thyssen-Bornemisza Collection Foundation and the Transforma España Foundation and was previously a board member of the Basque Energy Agency. He holds a Bachelor’s degree in Industrial Engineering from the Higher Technical School of Engineering (ICAI) of the Universidad Pontificia de Comillas and has completed the Global CEO Program and the Advanced Management Program, both from the IESE Business School in Spain.

Director Indemnification Agreements

Effective March 11, 2019, TGE GP and TGE entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of the Continuing Directors and the New Directors. Under the terms of the Indemnification Agreements, TGE agrees to indemnify and hold each director (collectively, the “Indemnitees”) harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations, related to the fact that Indemnitee is or was a director of TGE GP or is or was serving at the request of TGE GP or TGE as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. TGE has also agreed to advance the expenses of an Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater or lesser indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy or be subject to the greater or lesser benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Employment Agreements

Third Amended and Restated Employment Agreement with David G. Dehaemers, Jr.

Effective March 11, 2019, TGE GP and Tallgrass Management, LLC (“Tallgrass Management”) entered into a third amended and restated employment agreement (the “Dehaemers Employment Agreement”) with Mr. Dehaemers, which supersedes and replaces his second amended and restated employment agreement. Pursuant to the Dehaemers Employment Agreement, Mr. Dehaemers agreed to continue to serve as President and Chief Executive Officer of TGE GP until December 31, 2019 and as a director of TGE GP until December 31, 2020, in each case, unless earlier terminated in accordance with the terms of the Dehaemers Employment Agreement. Under the terms of the agreement, Mr. Dehaemers is entitled to receive an annual salary of $500,000, as well as cash bonus compensation of $1,000,000 for each full or partial calendar year that Dehaemers is employed by TGE GP during the period of his employment (provided that Dehaemers will not be entitled to such cash bonus in any calendar year in which he is terminated for “cause” (as defined below) prior to December 31st of that year). While employed by TGE GP, Mr. Dehaemers is entitled to receive (i) benefits that are normally provided to senior executives of Tallgrass Management, (ii) reimbursement for all ordinary and necessary out-of-pocket business expenses incurred by Mr. Dehaemers, and (iii) coverage under a policy of director and officer liability insurance. Following the cessation of Mr. Dehaemers’ employment by TGE GP, but while his service as a director of TGE GP continues, in addition to the continuation of the foregoing benefits, Mr. Dehaemers is entitled to receive compensation for his service as a director of TGE GP in accordance with TGE’s non-employee director compensation policy. Mr. Dehaemers’ employment is “at-will” and may be terminated at any time.

The Dehaemers Employment Agreement provides that in the event Mr. Dehaemers’ employment is terminated without “cause” or in the event he resigns for “good reason,” so long as he executes a release of claims and abides by his post-separation obligations, he will receive a severance payment equal to $4,500,000, payable in a lump sum within 60 days after the termination of his employment. Upon any termination or resignation, Mr. Dehaemers would receive payments related to his accrued and unpaid expenses, salary and benefits, and is entitled to directors and officers liability insurance coverage for so long as he is subject to any claim arising from his employment by Tallgrass Management or service as a director of TGE GP. Under the Dehaemers Employment Agreement:

•

“Cause” means (i) Mr. Dehaemers’ conviction of, or plea of nolo contendere to, any crime or offense constituting a felony under applicable law, other than motor vehicle violations for which no custodial penalty is imposed; (ii) his commission of fraud or embezzlement against Tallgrass Management or certain of its affiliates; (iii) gross neglect by Mr. Dehaemers of, or gross or willful misconduct of Mr. Dehaemers in connection with the performance of, his duties that, if curable, is not cured within 30 days of receiving a written notice of such gross neglect or gross or willful misconduct; (iv) Mr. Dehaemers’ willful failure or refusal to carry out the reasonable and lawful instructions of the Board, and, in each case, such failure or refusal has continued for a period of 30 calendar days following written notice; (v) Mr. Dehaemers’ failure to perform the duties and responsibilities of his office as his primary business activity; (vi) a judicial determination that Mr. Dehaemers has breached his fiduciary duties with respect to Tallgrass Management or certain of its affiliates; or (vii) Mr. Dehaemers’ willful and material breach of his obligations under any agreement between him and certain affiliates of Tallgrass Management that Mr. Dehaemers fails to cure, if curable, within 30 days following written notice.

•

“Good reason” means (i) a material diminution of Mr. Dehaemers’ duties and responsibilities to Tallgrass Management or certain of its affiliates to a level inconsistent with those of a chief executive officer; (ii) a material reduction in Mr. Dehaemers’ cash compensation or the aggregate welfare benefits provided to him (excluding any reduction that is not limited to him specifically); (iii) a material breach of the Director Designation Agreement; (iv) a willful or intentional breach of the Dehaemers Employment Agreement by Tallgrass Management; or (v) relocation of Mr. Dehaemers’ primary work location to a location that is not within 30 miles of either Leawood, Kansas or Lakewood, Colorado.

Upon a change in control, the Dehaemers Employment Agreement does not provide for termination or severance benefits or payments in addition to those described above.

Under the terms of the Dehaemers Employment Agreement, Mr. Dehaemers has agreed not to compete with Tallgrass Management or certain of its affiliates and not to solicit Tallgrass Management’s or any of its affiliates’ employees or interfere with certain business relationships during the term of his employment and service as a director of TGE GP and generally for three years thereafter.

The foregoing description of the Dehaemers Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Dehaemers Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Employment Agreements with Other Named Executive Officers

Effective March 11, 2019, TGE GP and Tallgrass Management entered into employment agreements (each, a “Non-CEO Employment Agreement”) with each of Messrs. Brauchle and Jones and Gary D. Watkins (each, a “Non-CEO Executive”). Pursuant to the Non-CEO Employment Agreements:

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Mr. Brauchle agreed to continue to serve as Executive Vice President and Chief Financial Officer of TGE GP. Under the terms of his agreement, Mr. Brauchle is entitled to receive an annual salary of $500,000 and will be eligible to receive bonuses for the 2019 calendar year and 2020 calendar year equal to a minimum of 100% of his base salary and a maximum of at least 300% of his base salary based on the achievement of performance targets established by the Board. In subsequent years, Mr. Brauchle will be eligible to receive discretionary bonus compensation. Mr. Brauchle must remain continuously employed by Tallgrass Management through the date on which bonuses are paid in order to receive such bonus compensation, except with respect to the bonuses for 2019 and 2020, which only require continued employment by Tallgrass Management through December 31 of the applicable year.

•

Mr. Watkins agreed to continue to serve as Vice President and Chief Accounting Officer of TGE GP. Under the terms of his agreement, Mr. Watkins is entitled to receive an annual salary of $250,000 and will be eligible to receive bonuses for the 2019 calendar year and 2020 calendar year equal to a minimum of 100% of his base salary and a maximum of at least 150% of his base salary based on the achievement of performance targets established by the Board. In subsequent years, Mr. Watkins will be eligible to receive discretionary bonus compensation. Mr. Watkins must remain continuously employed by Tallgrass Management through the date on which bonuses are paid in order to receive such bonus compensation, except with respect to the bonuses for 2019 and 2020, which only require continued employment by Tallgrass Management through December 31 of the applicable year.

•

Mr. Jones agreed to continue to serve as Executive Vice President, General Counsel and Secretary of TGE GP. Under the terms of his agreement, Mr. Jones is entitled to receive an annual salary of $500,000 and will be eligible to receive bonuses for the 2019 calendar year and 2020 calendar year equal to a minimum of 100% of his base salary and a maximum of at least 300% of his base salary based on the achievement of performance targets established by the Board. In subsequent years, Mr. Jones will be eligible to receive discretionary bonus compensation. Mr. Jones must remain continuously employed by Tallgrass Management through the date on which bonuses are paid in order to receive such bonus compensation, except with respect to the bonuses for 2019 and 2020, which only require continued employment by Tallgrass Management through December 31 of the applicable year.

While employed by TGE GP, the Non-CEO Executives are entitled to receive (i) benefits that are normally provided to senior executives of Tallgrass Management, (ii) reimbursement for all ordinary and necessary business out-of-pocket expenses incurred by them, and (iii) coverage under a policy of director and officer liability insurance. The employment of the Non-CEO Executives is “at-will” and may be terminated at any time.

The Non-CEO Employment Agreements provide that in the event the employment of the applicable Non-CEO Executive is terminated without “cause” or in the event he resigns for “good reason,” so long as he executes a release of claims and abides by his post-separation obligations, he will receive a severance payment equal to two times the sum of (i) his base salary immediately prior to the termination date and (ii) the bonus he most recently received (or, if greater, the minimum bonus that would be payable in the year of termination notwithstanding his termination), payable in a lump sum within 60 days after the termination of his employment. Upon any termination or resignation, the applicable Non-CEO Executive would receive payments related to his accrued and unpaid expenses, salary and benefits, and is entitled to directors and officers liability insurance coverage for so long as he is subject to any claim arising from his employment by Tallgrass Management. Under each Non-CEO Employment Agreement:

•

“Cause” means (i) the applicable Non-CEO Executive’s conviction of, or plea of nolo contendere to, any crime or offense constituting a felony under applicable law, other than motor vehicle violations for which no custodial penalty is imposed; (ii) the applicable Non-CEO Executive’s commission of fraud or embezzlement against Tallgrass Management or certain of its affiliates; (iii) gross neglect by the applicable Non-CEO Executive of, or gross or willful misconduct of the applicable Non-CEO Executive in connection with the performance of, his duties; (iv) the applicable Non-CEO Executive’s willful failure or refusal to carry out the reasonable and lawful instructions of the person to whom h reports; (v) the applicable Non-CEO Executive’s failure to perform the duties and responsibilities of his office as his primary business activity; (vi) a judicial determination that the applicable Non-CEO Executive has breached his fiduciary duties with respect to Tallgrass Management or certain of its affiliates; or (vii) the applicable Non-CEO Executive’s willful and material breach of his obligations under any agreement between him and certain affiliates of Tallgrass Management that he fails to cure, if curable, within 30 days following written notice.

•

“Good reason” means (i) a material diminution of the applicable Non-CEO Executive’s duties and responsibilities to Tallgrass Management or certain of its affiliates to a level inconsistent with those of his position; (ii) a material reduction in his cash compensation or the aggregate welfare benefits provided to him (excluding any reduction that is not limited to him specifically); (iii) a willful or intentional breach of the applicable Non-CEO Employment Agreement by Tallgrass Management; or (iv) with respect to Messrs. Jones and Watkins, relocation of his primary work location to a location that is not within 30 miles of either Leawood, Kansas or Lakewood, Colorado.

In addition, Mr. Brauchle’s Non-CEO Employment Agreement provides that in the event Mr. Brauchle, in good faith, resigns other than for “good reason” between June 30, 2020 and December 31, 2020 and enters into a substantially full-time consulting arrangement with Tallgrass Management to facilitate the transition of the Chief Financial Officer role for the remainder of the 2020 calendar year, then, during the period of such consulting arrangement, he will remain eligible to receive generally the same salary, bonus, reimbursement of expenses and benefits to which he is entitled during the term of his employment by Tallgrass Management and will be eligible for continued vesting of certain equity awards that are scheduled to vest on December 31, 2020.

Upon a change in control, the Non-CEO Employment Agreements do not provide for termination or severance benefits or payments in addition to those described above.

Under the terms of their Non-CEO Employment Agreements, Messrs. Jones and Watkins have agreed not to compete with Tallgrass Management or certain of its affiliates and not to solicit Tallgrass Management’s or any of its affiliates’ employees or interfere with certain business relationships during the term of their employment and (i) in the event employment terminates on or before December 31, 2020, for a period of two years thereafter or (ii) in the event employment terminates after December 31, 2020, until the later of December 31, 2022 and one year after such termination. Under the terms of his Non-CEO Employment Agreement, Mr. Brauchle agreed (i) not to compete with Tallgrass Management or certain of its affiliates during the term of his employment and for a period of one year thereafter, (ii) not to compete with Tallgrass Management or certain of its affiliates through certain specified competitors or acquirors from the first anniversary of termination until the second anniversary of his termination, and (iii) not to solicit Tallgrass Management’s or any of its affiliates’ employees or interfere with certain business relationships during the term of his employment and for a period of two years thereafter.

The foregoing description of the Non-CEO Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Non-CEO Employment Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2019, GP Acquiror, as the sole member of TGE GP, adopted the Third Amended and Restated Limited Liability Company Agreement of TGE GP (the “Amended and Restated TGE GP LLC Agreement”). Among other things, the agreement was amended to (i) specify that the purpose of TGE GP is to act as the non-economic general partner of TGE, (ii) reflect the change in the sole member of TGE GP to GP Acquiror and (iii) expand the consent rights of the sole member set forth therein to, among other things, extend to changes in tax classifications and accounting policies impacting TGE GP, TGE and their respective subsidiaries, the making of “imputed underpayments” under Section 6225 of the Internal Revenue Code, and matters that the Board fails to approve by a supermajority vote of the Board, as defined in the Amended and Restated TGE GP LLC Agreement.

The foregoing description of the Amended and Restated TGE GP LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated TGE GP LLC Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 11, 2019, TGE and BIP issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the information attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	Third Amended and Restated Limited Liability Company Agreement of Tallgrass Energy GP, LLC, dated March 11, 2019.

10.1	Amended and Restated Registration Rights Agreement, dated March 11, 2019, by and among Tallgrass Energy, LP and each of the Holders listed on an annex thereto.

10.2	Form of Indemnification Agreement.

10.3	Third Amended and Restated Employment Agreement, dated March 11, 2019, by and among Tallgrass Management, LLC, Tallgrass Energy GP, LLC and David G. Dehaemers, Jr.

10.4	Form of Non-CEO Employment Agreement.

16.1	Letter from PricewaterhouseCoopers LLP, dated March 11, 2019, regarding change in certifying public accountant.

99.1	Press release issued by Tallgrass Energy, LP, dated March 11, 2019. (Furnished solely for the purposes of Item 7.01 of this Current Report Form 8-K.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2019

TALLGRASS ENERGY, LP

By:	Tallgrass Energy GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer